QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on July 19, 2007

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-10
REGISTRATION STATEMENT
Under
The Securities Act of 1933

Yamana Gold Inc.
(Exact name of registrant as specified in its charter)

Canada (Province or Other Jurisdiction of Incorporation or Organization)	1040 (Primary Standard Industrial Classification Code)	Not Applicable (I.R.S. Employer Identification No.)
150 York Street, Suite 1102, Toronto, Ontario, M5H 3S5, Canada, (416) 815-0220 (Address and telephone number of registrant's principal executive offices)

CT Corporation, 1015 15th Street, NW, Suite 1000, Washington D.C. 20005, (202) 572-3161
(Name, address (including zip code) and telephone number (including area code)
of agent for service in the United States)

Copies to:
Jacqueline Jones Yamana Gold Inc. 150 York Street, Suite 1102 Toronto, Ontario M5H 3S5 Canada (416) 815-0220	Gil Cornblum Dorsey & Whitney LLP BCE Place 161 Bay Street, Suite 4310 Toronto, Ontario M5J 2S1 Canada (416) 367-7370	Mark Bennett Cassels Brock & Blackwell LLP 2100 Scotia Plaza 40 King Street West Toronto, Ontario M5H 3C2 Canada (416) 869-5300

Approximate date of commencement of proposed sale to the public:
 From time to time after this Registration Statement becomes effective.

Province of Ontario, Canada
(Principal jurisdiction regulating this offering)

        It is proposed that this filing shall become effective (check appropriate box):

A.	☒	Upon filing with the Commission pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☐	At some future date (check the appropriate box below).
	1.	☐	Pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than seven calendar days after filing).
	2.	☐
Pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than seven calendar days after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (date).
	3.	☐
Pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
	4.	☐	After the filing of the next amendment to this form (if preliminary material is being filed).

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction's shelf prospectus offering procedures, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Shares, no par value	227,548,783 shares	$2,210,646,826	$67,866.86

(1)
Represents the maximum number of shares of Common Shares of the Registrant estimated to be issuable upon consummation of the exchange offer for all of the outstanding common shares of Meridian Gold Inc. ("Meridian") calculated as the product of (a) 101,811,536, which is the estimated number of outstanding Meridian common shares as of March 31, 2007 (assuming full conversion of all outstanding exercisable options and warrants for Meridian common shares), and (b) the exchange ratio of 2.235 Common Shares of the Registrant for each Meridian common share.

(2)
Estimated solely for the purpose of calculating the registration fee in accordance with General Instruction II.H to Form F-10. The proposed maximum offering price is equal to the product of $24.72, which is the average of high and low sale prices of Meridian common shares as reported on the New York Stock Exchange on June 27, 2007, and 101,811,536, which is the estimated number of outstanding Meridian common shares as of March 31, 2007 (assuming full conversion of all outstanding exercisable options and warrants for Meridian common shares), less the cash consideration. For the purposes of calculating the cash consideration payable in the offer, an exchange rate of Cdn$1.0476 = US$1.00 (the Federal Reserve Bank noon buying rate on July 13, 2007) was used.

PART I

INFORMATION REQUIRED TO BE DELIVERED TO
OFFEREES OR PURCHASERS

Item 1.    Home Jurisdiction Document

        This registration statement on Form F-10 (this "Registration Statement") is filed by Yamana Gold Inc., a corporation existing under the laws of Canada ("Yamana" or the "Registrant").

        This Registration Statement relates to the offer by Yamana to purchase all of the outstanding common shares of Meridian Gold Inc. ("Meridian") on the basis of 2.235 Yamana common shares plus Cdn$3.15 in cash for each Meridian common share, together with the associated rights under the shareholder rights plan of Meridian, and including the common shares of Meridian that may become outstanding after the date of the offer but before the expiry time of the offer upon the exercise of stock options or other securities of Meridian that are convertible into or exchangeable or exercisable for common shares of Meridian (the "Offer"). The Offer is subject to the terms and conditions set forth in Yamana's Offer and Circular dated July 19, 2007 (the "Offer and Circular"), a copy of which is attached hereto as Exhibit 1.1.

        The information set forth in the Offer and Circular, including all schedules, exhibits and annexes thereto, is hereby expressly incorporated herein by reference in response to all items of information required to be included in, or covered by, a Registration Statement on Form F-10, and is supplemented by the information specifically provided herein.

Item 3.    Informational Legends.

        See page i of the Offer and Circular.

Item 4.    Incorporation of Certain Information by Reference.

        See "Documents Incorporated by Reference" in Section 12 of the Circular in the Offer and Circular. As required by this Item, the Offer and Circular provides that copies of the documents incorporated therein by reference may be obtained on request without charge from the Vice President, Legal, General Counsel and Assistant Corporate Secretary of Yamana, 150 York Street, Suite 1102, Toronto, Ontario, M5H 3S5, Canada or by telephone at (416) 815-0220.

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO
OFFEREES OR PURCHASERS

INDEMNIFICATION

        Under the CANADA BUSINESS CORPORATIONS ACT (the "CBCA"), the Registrant may indemnify a present or former director or officer of the Registrant or another individual who acts or acted at the Registrant's request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity. The Registrant may not indemnify an individual unless the individual acted honestly and in good faith with a view to the best interests of the Registrant, or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Registrant's request and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the conduct was lawful. The indemnification may be made in connection with a derivative action only with court approval. The aforementioned individuals are entitled to indemnification from the Registrant as a matter of right if they were not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done. The Registrant may advance moneys to the individual for the costs, charges and expenses of a proceeding; however, the individual shall repay the moneys if the individual does not fulfill the conditions set out above.

        The by-laws of the Registrant provide that, subject to the limitations contained in the CBCA, the Registrant shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the Registrant's request as a director or officer of a body corporate of which the Registrant is or was a shareholder or creditor, and his heirs and legal representatives against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he was made a party by reason of being or having been a director or officer of the corporation or such body corporate, if he acted honestly and in good faith with a view to the best interests of the corporation, and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

        The by-laws of the Registrant provide that the Registrant may, subject to the limitations contained in the CBCA, purchase, maintain, or participate in insurance for the benefit of any director, officer, or certain other persons, as such against any liability incurred by him in his capacity as a director or officer of the Registrant or as a director or officer of any body corporate where he acts or acted in that capacity at the Registrant's request. The Registrant has purchased third party director and officer liability insurance.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

EXHIBITS

        The following exhibits have been filed as part of the Registration Statement:

Exhibit	Description
1.1	Take Over Bid Circular, including the Offer to Purchase, dated July 19, 2007 (filed herewith).
1.2	Letter of Transmittal (filed herewith).
1.3	Notice of Guaranteed Delivery (filed herewith).
4.1
Management Information Circular of the Registrant dated March 20, 2007 prepared in connection with the annual meeting of shareholders of the Registrant held on May 2, 2007 (incorporated by reference to Exhibit 2 to the Registrant's Form 6-K furnished to the Commission on April 20, 2007).
4.2
Comparative audited consolidated financial statements of the Registrant and the notes thereto as at December 31, 2006 and 2005 and for each of the years ended December 31, 2006 and 2005 and the ten months ended December 31, 2004, together with the report of the auditors thereon (incorporated by reference to Exhibit 99.3 to the Registrant's Annual Report on Form 40-F filed with the Commission on April 2, 2007) and management's discussion and analysis of financial results for the year ended December 31, 2006 (incorporated by reference to Exhibit 99.2 to the Registrant's Form 40-F filed with the Commission on April 2, 2007).
4.3
Comparative unaudited consolidated financial statements of the Registrant and the notes thereto as at March 31, 2007 and for the three months ended March 31, 2007 and 2006 and management's discussion and analysis of financial results for the three months ended March 31, 2007 (incorporated by reference to Exhibit 99.1 to the Registrant's Current Report on Form 6-K furnished to the Commission on May 15, 2007).
4.4
Material change report dated May 10, 2007 relating to the appointment of Mr. John Begeman to the board of directors in place of Mr. Bruce Humphrey, and the appointment of officers of the Registrant (incorporated by reference to Exhibit 99.1 to the Registrant's Current Report on Form 6-K furnished to the Commission on July 19, 2007).
4.5
Material change report dated July 5, 2007 relating to the Registrant's intention to make the Offer (incorporated by reference to Exhibit 99.1 to the Registrant's Current Report on Form 6-K furnished to the Commission on July 6, 2007).
4.6
Business acquisition report of the Registrant dated as of December 22, 2006 prepared in connection with the acquisition of Viceroy Exploration Ltd. (incorporated by reference to Exhibit 99.1 to the Registrant's Current Report on Form 6-K furnished to the Commission on July 19, 2007).
4.7
Annual Information Form of Northern Orion Resources Inc. for the year ended December 31, 2006 dated March 30, 2007 (incorporated by reference to Exhibit 2 to the Northern Orion Resources Inc. Annual Report on Form 40-F filed with the Commission on May 3, 2007).
4.8
Comparative audited consolidated financial statements of Northern Orion Resources Inc. and the notes thereto as at December 31, 2006 and 2005 and for each of the years ended December 31, 2006, 2005 and 2004, together with the report of the auditors thereon (incorporated by reference to Exhibit 3 to the Northern Orion Resources Inc. Annual Report on Form 40-F filed with the Commission on May 3, 2007).

4.9
Comparative unaudited consolidated financial statements of Northern Orion Resources Inc. and the notes thereto as at March 31, 2007 and for the three months ended March 31, 2007 and 2006 (incorporated by reference to Exhibit 99.2 to the Northern Orion Resources Inc. Current Report on Form 6-K furnished to the Commission on May 11, 2007).
4.10
Loan Agreement, dated July 19, 2007 by and between Yamana Gold Inc. and Northern Orion Resources, Inc. (incorporated by reference to Exhibit 99.1 to the Registrant's Current Report on Form 6-K furnished to the Commission on July 19, 2007).
4.11	Revolving Credit Facility (incorporated by reference to Exhibit 99.1 to the Registrant's Current Report on Form 6-K furnished to the Commission on July 19, 2007).
5.1	Consent of Cassels Brock & Blackwell LLP (filed herewith).
5.2	Consent of Dorsey & Whitney LLP (filed herewith).
5.3	Consent of Deloitte & Touche LLP (filed herewith).
5.4	Consent of Deloitte & Touche LLP (filed herewith).
5.5	Consent of PricewaterhouseCoopers LLP (filed herewith).
5.6	Consents of John Wells (filed herewith).
5.7	Consent of Michael G. Hester (filed herewith).
5.8	Consent of Mario E. Rossi (filed herewith).
5.9	Consent of Michael W. Cassiday (filed herewith).
5.10	Consent of Reno Pressaco (filed herewith).
5.11	Consents of Terrence Hennessey (filed herewith).
5.12	Consent of Rodrigo Mello (filed herewith).
5.13	Consent of Renato Petter (filed herewith).
5.14	Consent of Ronald G. Simpson (filed herewith).
5.15	Consent of John R. Sullivan (filed herewith).
5.16	Consent of G. Ross MacFarlane (filed herewith).
5.17	Consent of Velasquez Spring (filed herewith).
5.18	Consent of Dr. Lawrence B. Cochrane (filed herewith).
5.19	Consent of Karl M. Kolin (filed herewith).
5.20	Consent of Pierre LaCombe (filed herewith).
5.21	Consent of Ivan Machado (filed herewith).

5.22	Consent of Carlos Guzman (filed herewith).
5.23	Consent of Luis Rivera (filed herewith).
5.24	Consent of Melvin L. Klohn (filed herewith).
5.25	Consent of Evandro Cintra (filed herewith).
5.26	Consent of Gerrit Vos (filed herewith).
5.27	Consent of Harry Burgess (filed herewith).
5.28	Consent of Gary Giroux (filed herewith).
5.29	Consent of Callum Grant (filed herewith).
5.30	Consent of Paul Hosford (filed herewith).
6.1	Powers of Attorney (filed herewith).

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1.    Undertaking

        The registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2.    Consent to Service of Process

        Concurrently with the filing of the Registration Statement on Form F-10, the Registrant will file with the Commission a written Irrevocable Consent and Power of Attorney on Form F-X.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Toronto, Ontario, country of Canada, on July 19, 2007.

YAMANA GOLD INC.
By:	/s/ PETER MARRONE Peter Marrone Chairman and Chief Executive Officer

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ PETER MARRONE Peter Marrone	Chairman and Chief Executive Officer (principal executive officer)	July 19, 2007
/s/ CHARLES MAIN Charles Main	Vice-President, Finance and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 19, 2007
* Victor H. Bradley	Director	July 19, 2007
* Patrick J. Mars	Director	July 19, 2007
* Juvenal Mesquita Filho	Director	July 19, 2007
* C. Nigel Lees	Director	July 19, 2007

* Dino Titaro	Director	July 19, 2007
* Antenor F. Silva, Jr.	Director	July 19, 2007
* John A. Begeman	Director	July 19, 2007

*  by Peter Marrone, attorney in fact

AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Yamana Gold Inc. in the United States on July 19, 2007.

By:	/s/ JOHN A. BEGEMAN John A. Begeman

EXHIBIT INDEX

Exhibit	Description
1.1	Take Over Bid Circular, including the Offer to Purchase, dated July 19, 2007 (filed herewith).
1.2	Letter of Transmittal (filed herewith).
1.3	Notice of Guaranteed Delivery (filed herewith).
4.1
Management Information Circular of the Registrant dated March 20, 2007 prepared in connection with the annual meeting of shareholders of the Registrant held on May 2, 2007 (incorporated by reference to Exhibit 2 to the Registrant's Form 6-K furnished to the Commission on April 20, 2007).
4.2
Comparative audited consolidated financial statements of the Registrant and the notes thereto as at December 31, 2006 and 2005 and for each of the years ended December 31, 2006 and 2005 and the ten months ended December 31, 2004, together with the report of the auditors thereon (incorporated by reference to Exhibit 99.3 to the Registrant's Annual Report on Form 40-F filed with the Commission on April 2, 2007) and management's discussion and analysis of financial results for the year ended December 31, 2006 (incorporated by reference to Exhibit 99.2 to the Registrant's Form 40-F filed with the Commission on April 2, 2007).
4.3
Comparative unaudited consolidated financial statements of the Registrant and the notes thereto as at March 31, 2007 and for the three months ended March 31, 2007 and 2006 and management's discussion and analysis of financial results for the three months ended March 31, 2007 (incorporated by reference to Exhibit 99.1 to the Registrant's Current Report on Form 6-K furnished to the Commission on May 15, 2007).
4.4
Material change report dated May 10, 2007 relating to the appointment of Mr. John Begeman to the board of directors in place of Mr. Bruce Humphrey, and the appointment of officers of the Registrant (incorporated by reference to Exhibit 99.1 to the Registrant's Current Report on Form 6-K furnished to the Commission on July 19, 2007).
4.5
Material change report dated July 5, 2007 relating to the Registrant's intention to make the Offer (incorporated by reference to Exhibit 99.1 to the Registrant's Current Report on Form 6-K furnished to the Commission on July 6, 2007).
4.6
Business acquisition report of the Registrant dated as of December 22, 2006 prepared in connection with the acquisition of Viceroy Exploration Ltd. (incorporated by reference to Exhibit 99.1 to the Registrant's Current Report on Form 6-K furnished to the Commission on July 19, 2007).
4.7
Annual Information Form of Northern Orion Resources Inc. for the year ended December 31, 2006 dated March 30, 2007 (incorporated by reference to Exhibit 2 to the Northern Orion Resources Inc. Annual Report on Form 40-F filed with the Commission on May 3, 2007).
4.8
Comparative audited consolidated financial statements of Northern Orion Resources Inc. and the notes thereto as at December 31, 2006 and 2005 and for each of the years ended December 31, 2006, 2005 and 2004, together with the report of the auditors thereon (incorporated by reference to Exhibit 3 to the Northern Orion Resources Inc. Annual Report on Form 40-F filed with the Commission on May 3, 2007).
4.9
Comparative unaudited consolidated financial statements of Northern Orion Resources Inc. and the notes thereto as at March 31, 2007 and for the three months ended March 31, 2007 and 2006 (incorporated by reference to Exhibit 99.2 to the Northern Orion Resources Inc. Current Report on Form 6-K furnished to the Commission on May 11, 2007).

4.10
Loan Agreement, dated July 19, 2007 by and between Yamana Gold Inc. and Northern Orion Resources, Inc. (incorporated by reference to Exhibit 99.1 to the Registrant's Current Report on Form 6-K furnished to the Commission on July 19, 2007).
4.11	Revolving Credit Facility (incorporated by reference to Exhibit 99.1 to the Registrant's current Report on Form 6-K furnished to the Commission on July 19, 2007)).
4.12	Press Release, dated July 16, 2007 (incorporated by reference to Yamana's filing pursuant to Rule 425 on July 17, 2007).
5.1	Consent of Cassels Brock & Blackwell LLP (filed herewith).
5.2	Consent of Dorsey & Whitney LLP (filed herewith).
5.3	Consent of Deloitte & Touche LLP (filed herewith).
5.4	Consent of Deloitte & Touche LLP (filed herewith).
5.5	Consent of PricewaterhouseCoopers LLP (filed herewith).
5.6	Consents of John Wells (filed herewith).
5.7	Consent of Michael G. Hester (filed herewith).
5.8	Consent of Mario E. Rossi (filed herewith).
5.9	Consent of Michael W. Cassiday (filed herewith).
5.10	Consent of Reno Pressaco (filed herewith).
5.11	Consents of Terrence Hennessey (filed herewith).
5.12	Consent of Rodrigo Mello (filed herewith).
5.13	Consent of Renato Petter (filed herewith).
5.14	Consent of Ronald G. Simpson (filed herewith).
5.15	Consent of John R. Sullivan (filed herewith).
5.16	Consent of G. Ross MacFarlane (filed herewith).
5.17	Consent of Velasquez Spring (filed herewith).
5.18	Consent of Dr. Lawrence B. Cochrane (filed herewith).
5.19	Consent of Karl M. Kolin (filed herewith).
5.20	Consent of Pierre LaCombe (filed herewith).
5.21	Consent of Ivan Machado (filed herewith).
5.22	Consent of Carlos Guzman (filed herewith).
5.23	Consent of Luis Rivera (filed herewith).
5.24	Consent of Melvin L. Klohn (filed herewith).

5.25	Consent of Evandro Cintra (filed herewith).
5.26	Consent of Gerrit Vos (filed herewith).
5.27	Consent of Harry Burgess (filed herewith).
5.28	Consent of Gary Giroux (filed herewith).
5.29	Consent of Callum Grant (filed herewith).
5.30	Consent of Paul Hosford (filed herewith).
6.1	Powers of Attorney (filed herewith).

QuickLinks

PART I INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS
PART II INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS
PART III UNDERTAKING AND CONSENT TO SERVICE OF PROCESS
SIGNATURES
AUTHORIZED REPRESENTATIVE
EXHIBIT INDEX